UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2011

DIALOGIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1504 McCarthy Boulevard Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 750-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2011, Doug Sabella resigned as President, Chief Operating Officer and as a member of the Board of Directors of Dialogic Inc. (the “Company”), effective immediately. Mr. Sabella’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company. In connection with Mr. Sabella’s resignation, the Company entered into a Transition and Separation Agreement (the “Agreement”) with Mr. Sabella, dated December 5, 2011, which supersedes and replaces the Amended and Restated Employment Agreement, dated December 29, 2010, by and between the Company and Mr. Sabella.

Pursuant to the Agreement, Mr. Sabella will remain employed by the Company through January 3, 2012 to transition his roles (the “Transition Period”). During the Transition Period Mr. Sabella will continue to receive his annualized base salary of $405,000, less applicable deductions and withholdings, and will not be eligible for a performance bonus for calendar year 2011. In the event that, prior to the end of the Transition Period, (i) the Company terminates Mr. Sabella’s employment for reasons other than Cause (as defined in the Agreement) or (ii) Mr. Sabella resigns for Good Reason (as defined in the Agreement), Mr. Sabella will be entitled to (x) a lump sum equal to the base salary he would have earned through January 3, 2012 had he remained employed through such date, (y) a lump sum cash severance payment of $405,000 and (z) up to 12 months of premiums necessary to continue his current health insurance coverage, subject to Mr. Sabella executing a general release of claims against the Company.

Provided that Mr. Sabella remains employed until the end of the Transition Period he will be entitled to (y) a lump sum cash severance payment of $405,000 and (z) up to 12 months of premiums necessary to continue his current health insurance coverage, subject to Mr. Sabella executing a general release of claims against the Company

On December 5, 2011, the Company appointed Kevin Cook, age 53, as President and Chief Operating Officer. Mr. Cook previously served as the Company’s Executive Vice President, Worldwide Filed Operations since October 2010. From October 2008 to October 2010, Mr. Cook served as Senior Vice President, Worldwide Sales and Support for Dialogic Corporation, a wholly owned subsidiary of the Company. From January 2005 to August 2008 Mr. Cook served as Vice President, North America at Avaya Inc., and from 2003 to 2004 as Vice President of Avaya Global Services.

In connection with Mr. Cook’s appointment, the Company entered into an Amended and Restated Employment Agreement with Mr. Cook (“New Agreement”) on December 5, 2011. The New Agreement amends and supersedes in its entirety the employment letter agreement entered into by and between the Company and Mr. Cook on September 3, 2008, as amended on May 20, 2010.

Pursuant to the New Agreement, Mr. Cook will assume the role of President and Chief Operating Officer and will be paid an annual base salary of $500,000, less applicable deductions and withholdings, and is eligible to earn on target commissions of $300,000 per year based on 100% achievement of the annual target revenue objectives as set by the Board of Directors of the Company. In addition, Mr. Cook will be eligible to earn a performance incentive award of up to $100,000 per year beginning in 2012 based on the level of achievement against the Company’s annual EBITDA performance objectives as set by the Board of Directors of the Company.

Pursuant to the New Agreement, Mr. Cook is also eligible to receive a payment of $50,000 on each of the following dates, provided that on each such date he remains employed by the Company: February 15, 2012, August 15, 2012, February 15, 2013 and August 15, 2013. The Company also agreed to grant Mr. Cook an option to purchase 350,000 shares of common stock of the Company pursuant to its Amended and Restated 2006 Equity Incentive Plan, subject to approval by the Board of Directors of the Company, and to provide Mr. Cook with a car allowance of $500 per month.

In the event that (i) the Company terminates Mr. Cook’s employment for reasons other than Cause (as defined in the New Agreement) or (ii) Mr. Cook resigns for Good Reason (as defined in the New Agreement), Mr. Cook will be entitled to (x) 12 months of his then current base salary and on target commissions (without giving effect to any decrease in these cash components that forms the basis for his resignation for Good Reason) and car allowance, less all applicable withholdings and deductions, paid in equal installments on the Company’s normal payroll schedule for the first 12 months following his Separation from Service (as defined in the New Agreement), (y) a lump sum payment equal to the performance incentive award amount for the then current fiscal year based on the percentage achievement of the Company’s EBITDA performance objectives as at the date of Separation from Service and (z) up to 12 months of premiums necessary to continue his current health insurance coverage, subject to Mr. Cook executing a general release of claims against the Company. In addition to the benefits described above, Mr. Cook will also receive full vesting acceleration of all of his then outstanding equity awards in the event such termination for other than Cause or resignation for Good Reason occurs within 12 months after a Change of Control (as defined in the New Agreement), subject to his execution of a general release of claims against the Company.

The descriptions of the Agreement and New Agreement contained herein do not purport to be complete and are qualified in their entirety by reference to the Agreement and New Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Transition and Separation Agreement, dated December 5, 2011, by and between Dialogic Inc. and Doug Sabella.

10.2	Amended and Restated Employment Agreement, dated December 5, 2011, by and between Dialogic Inc. and Kevin Cook.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOGIC INC.

Dated: December 5, 2011	By:	/s/ John T. Hanson
John T. Hanson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition and Separation Agreement, dated December 5, 2011, by and between Dialogic Inc. and Doug Sabella.

10.2	Amended and Restated Employment Agreement, dated December 5, 2011, by and between Dialogic Inc. and Kevin Cook.